EMPLOYMENT AGREEMENT


            AGREEMENT made the 24th day of October, 1998 by and between CulturalAccessWorldwide, Inc., a Delaware corporation (the "Company"), and Ann
M. Holmes (the "Employee").

                              W I T N E S S E T H :


            WHEREAS, the Company wishes to assure itself of the services of the Employee, and the Employee wishes to serve in the employ of the Company, upon the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

            1.    Employment, Term.

                  1.1 The Company agrees to employ the Employee, and the Employee agrees to serve in the employ of the Company, for the term set forth in
Section 1.2, in the position and with the responsibilities, duties and authority set forth in Section 2 and on the other terms and conditions set forth in this Agreement.

                  1.2 The term of the Employee's employment under this Agreement shall be the period commencing on the date hereof and continuing through October 31, 2001, unless sooner terminated in accordance with this Agreement. The Employee may, at her option, by giving written notice to the Company prior to May 15, 2001, renew the term of this Agreement for an additional period of three
(3) years continuing through October 31, 2004.

            2.    Position, Duties.

            2.1 The Employee shall serve the Company as the President of the A M Medica Communications Group of the Company. The Employee shall report to, and shall have such duties and responsibilities consistent with such position, including the hiring and firing of Employees and the authority to increase the compensation of the employees of the A M Medica Communications Group consistent with the historical salary practices of the Group, and as are reasonably requested of her by the President of the Company which such duties and responsibilities shall be consistent with the Company's "client-business first" corporate culture. The parties recognize that the Employee's primary focus will be on the A M Medica Communications Group. The Employee's office shall be located in the Borough of Manhattan in New York City.


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                                                                               2

            2.2 The Employee shall perform her duties and responsibilities hereunder faithfully and diligently. The Employee shall devote her full business time and attention to the performance of her duties and responsibilities hereunder; provided, however, that it is understood that the Employee may devote no more than five percent (5%) of her time to her activities as an investor and director in AMM-Adelphi (it being understood that the Employee may devote up to ten percent (10%) of her time to various activities for AMM-Adelphi, until April 1, 1999), provided, that, at all times AMM-Adelphi continues to engage in activities which are substantially similar to, and consistent with, its activities on the date hereof. The parties agree that with respect to the four quarterly corporate meetings that the Company holds each year, the Employee may send a designated representative from the A M Medica Communications Group to such meetings. The Employee hereby represents that she is not bound by any confidentiality agreements or restrictive covenants which restrict or may restrict her ability to perform her duties hereunder, and agrees that she will not enter into any such agreements or covenants during the term of her employment hereunder, except such restrictive covenants or confidentiality agreements which are required by the Company.

            3.    Compensation.

                  3.1 Base Salary. During the term of this Agreement, in consideration of the performance by the Employee of the services set forth in
Section 2 and her observance of the other covenants and agreements set forth herein, the Company shall pay the Employee, and the Employee shall accept, a base salary at the rate of $300,000 per annum, payable in accordance with the standard payroll practices of the Company. In addition to the base salary payable hereunder, the Employee may be entitled to receive merit increases in salary during the term hereof in amounts and at such times as shall be determined by the President of the Company in his sole discretion. In no event shall the failure to grant any such increase (or the amount of any such increase) give rise to a claim by the Employee under this Agreement.

                  3.2 Stock Options. Commencing on January 1, 1999, the Employee shall be eligible to participate in the Company's stock option program. The number of shares of Common Stock to be granted, if any, will be approved by the Stock Option Committee of the Board of Directors of the Company.

                  3.3 Bonus. The Employee shall be eligible to receive an annual bonus of up to 20% of her annual salary based upon achievement of certain performance objectives established annually by the President of the Company.

            4. Expense Reimbursement. During the term of the Employee's employment by the Company pursuant to this Agreement, consistent with the Company's policies and procedures as may be in effect from time to time, the Company shall reimburse the Employee for all reasonable and necessary out-of-pocket expenses incurred by her in connection with the performance of her duties hereunder, upon the presentation of proper accounts therefor in accordance with the Company's policies which such reimbursement shall be consistent with the Employee's historical practices.


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                                                                               3

           5. Other Benefits. During the term of the Employee's employment by the Company pursuant to this Agreement, consistent with the Company's policies and procedures which may be in effect from time to time, the Employee shall be entitled to receive six (6) weeks paid vacation time per annum and such other benefits, including participation in the Company's 401(k) plan, as are available to similarly situated employees. At the Employee's election, the Employee shall either be entitled to continue the current medical, life insurance and long/short term disability plans, or to participate in the A M Medica Communications Group medical, life insurance and long/short term disability plans. It is understood and agreed that the Employee shall be required to make the same contributions and payments in order to receive any of such benefits as may be required of similarly situated employees.

            6.    Termination of Employment.

                  6.1 Death. In the event of the death of the Employee during the term of this Agreement, the Company shall pay to the estate or other legal representative of the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the Employee's date of death and not theretofore paid, and the estate or other legal representative of the Employee shall have no further rights under this Agreement.

                  6.2 Disability. If the Employee shall become incapacitated by reason of sickness, accident or other physical or mental disability and shall for a period of one hundred eighty (180) consecutive days be unable to perform her normal duties hereunder, with or without reasonable accommodation, the employment of the Employee hereunder may be terminated by the Company upon ten
(10) days' prior written notice to the Employee. Promptly after such termination, the Company shall pay to the Employee the salary provided for in
Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

                  6.3 Due Cause. The employment of the Employee hereunder may be terminated by the Company at any time during the term of this Agreement for Due Cause (as hereinafter defined). In the event of such termination, the Company shall pay to the Employee the salary provided for in Section 3.1 (at the annual rate then in effect) accrued to the date of such termination and not theretofore paid to the Employee, and, after the satisfaction of any claim of the Company against the Employee arising as a direct and proximate result of such Due Cause, neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10. For purposes hereof, "Due Cause" shall mean (a) a material breach of any of the Employee's obligations hereunder (it being understood that any breach of the provisions of Sections 2, 7, 8 or 9 hereof shall be considered material); or (b) the use of alcohol, or illegal or recreational drugs by the Employee to an extent that such use interferes with the performance by the Employee of her responsibilities hereunder; or (c) that the Employee repeatedly or intentionally causes damage to the relations of any member of the Company Group (as hereinafter defined) with its clients,


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                                                                               4

suppliers or employees; or (d) that the Employee, in carrying out her duties hereunder, has been guilty of (i) willful or gross neglect or (ii) willful or gross misconduct, resulting in either case in material harm to any member of the Company Group; or (e) that the Employee has been convicted of the commission of or entered a plea of nolo contendere with respect to (i) a felony or (ii) any crime or offence involving moral turpitude (provided that the Company may, in its sole discretion, suspend the Employee during the period from the date of charge or indictment until the date of conviction or other conclusion of criminal proceedings and provided further that if the Employee is not convicted or does not enter a plea of nolo contendere she will be entitled to full back pay). In the event of an occurrence under this Section 6.3, the Employee shall be given written notice by the Company that it intends to terminate the Employee's employment for Due Cause under this Section, which written notice shall specify the act or acts upon the basis of which the Company intends so to terminate the Employee's employment. If the basis for such written notice is an act or acts described in clause (a) or (b) above (and not involving moral turpitude), the Employee shall be given thirty (30) days to cease or correct the performance (or nonperformance) giving rise to such written notice and, upon failure of the Employee within such thirty (30) days to cease or correct such performance (or nonperformance), the Employee's employment by the Company shall automatically be terminated hereunder for Due Cause.

                  6.4 Other Termination. The Company may terminate the Employee's employment prior to the expiration of the term of this Agreement for whatever reason it deems appropriate; provided, however, that in the event that such termination is not pursuant to Sections 6.1, 6.2 or 6.3, the Company shall continue to pay to the Employee (or her estate or other legal representative in the case of the death of the Employee subsequent to such termination), in the same periodic installments as her annual salary was paid, the salary provided for in Section 3.1 (at the annual rate then in effect) until the earlier of (a) the then scheduled expiration of the term hereof or (b) two (2) years following the date of such termination. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

                  6.5 Termination by the Employee. The Employee may terminate her employment at any time on or after April 23, 2000 upon not less than ninety
(90) days prior written notice to the Company. Subject to the notice requirement specified below, the Employee may terminate her employment hereunder prior to April 23, 2000 if the Company shall fail to pay (a) the compensation provided for in Section 3.1, (b) any Contingent Payments, if earned, pursuant to the terms of the Agreement of Purchase and Sale dated as of the date hereof by and among the Company, the Employee and A M Medica Communications, Ltd. (the "Purchase Agreement"), (c) any installments of principal of or interest on the Note (as defined in the Purchase Agreement), or (d) any excess working capital payments as set forth in the Purchase Agreement. The Employee's right to terminate her employment shall arise if the Company shall fail, within twenty-one (21) days of having received written notice from the Employee, to make any of the payments due referred to in clauses (a), (b) or (c) in the preceding sentence. Upon termination hereunder, neither the Employee nor the Company

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                                                                               5

shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

                  6.6 Rights to Benefits. Upon termination of employment under any provision contained in this Section 6, rights and benefits of the Employee, her estate or other legal representative under the employee benefit plans and programs of the Company, if any, will be determined in accordance with the terms and provisions of such plans and programs. Neither the Employee nor the Company shall have any further rights or obligations under this Agreement, except as provided in Sections 7, 8, 9 and 10.

            7.    Confidential Information.

                  7.1 (a) The Employee shall, during the Employee's employment with the Company and at all times thereafter, treat all confidential material (as hereinafter defined) of the Company or any of the Company's subsidiaries, affiliates or parent entities (the Company and the Company's subsidiaries, affiliates and parent entities being hereinafter collectively referred to as the "Company Group") confidentially. The Employee shall not, without the prior written consent of the President of the Company, disclose such confidential material, directly or indirectly, to any party, who at the time of such disclosure is not an employee or agent of any member of the Company Group, or remove from the Company's premises any notes or records relating thereto, copies or facsimiles thereof (whether made by electronic, electrical, magnetic, optical, laser, acoustic or other means), or any other property of any member of the Company Group. The Employee agrees that all confidential material, together with all notes and records of the Employee relating thereto, and all copies or facsimiles thereof in the possession of the Employee (whether made by the foregoing or other means) are the exclusive property of the Company. The Employee shall not in any manner use any confidential material of the Company Group, or any other property of any member of the Company Group, in any manner not specifically directed by the Company or in any way detrimental to any member of the Company Group, as determined by the Company in its sole discretion.

                  (b) For the purposes hereof, the term "confidential material" shall mean all information in any way concerning the activities, business or affairs of any member of the Company Group or any of the customers of any member of the Company Group, including, without limitation, information concerning trade secrets, together with all sales and financial information concerning any member of the Company Group and any and all information concerning projects in research and development or marketing plans for any products or projects of the Company Group, and all information concerning the practices, customers and clients of any member of the Company Group, and all information in any way concerning the activities, business or affairs of any of such customers or clients, as such, which is furnished to the Employee by any member of the Company Group or any of its agents, customers or clients, as such, or otherwise acquired by the Employee in the course of her Employment with the Company; provided, however, that the term "confidential material" shall not include information which becomes generally available to the public other than as a result of a disclosure by the Employee.


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                                                                               6

                  7.2 Promptly upon the request of the Company, the Employee shall deliver to the Company all confidential material relating to any member of the Company Group in the possession of the Employee without retaining a copy thereof, unless, in the written opinion of counsel for the Company delivered to the Employee, either returning such confidential material or failing to retain a copy thereof would violate any applicable federal, state, local or foreign law, in which event such confidential material shall be returned without retaining any copies thereof as soon as practicable after such counsel advises in writing to the Employee that the same may be lawfully done.

                  7.3 In the event that the Employee is required by law or by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any confidential material relating to any member of the Company Group, the Employee shall provide the Company with prompt notice thereof so that the Company may seek an appropriate protective order and/or waive compliance by the Employee with the provisions hereof; provided, however, that if in the absence of a protective order or the receipt of such a waiver, the Employee is, in the opinion of counsel for the Company, compelled to disclose confidential material not otherwise disclosable hereunder to any legislative, judicial or regulatory body, agency or authority, or else exposed to liability for contempt, fine or penalty or to other censure, such confidential material may be so disclosed.

            8.    Non-Competition.

                  8.1 The Employee acknowledges that the services to be rendered by her to the Company are of a special and unique character. The Employee agrees that, in consideration of her employment hereunder, the Employee will not, (a) during the term of this Agreement and (b) until two (2) years from the date of termination of the Employee's employment with the Company or any other member of the Company Group, directly or indirectly, (i) engage, whether as principal, agent, investor, distributor, representative, stockholder, employee, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, which is competitive with the business of the A M Medica Communications Group of the Company or the Company's business of providing non-promotional educational programs and industry support, promotional activities, and strategic medical communications services to the pharmaceutical industry including worldwide medical education, medical meetings management, medical publishing, medical audiovisual production and interactive medical education programs, (ii) solicit or entice or endeavor to solicit or entice away from any member of the Company Group any person who was or is at the time of solicitation, a director, officer, employee, agent or consultant of such member of the Company Group, on the Employee's own account or for any person, firm, corporation or other organization, whether or not such person would commit any breach of such person's contract of employment by reason of leaving the service of such member of the Company Group, (iii) solicit or entice or endeavor to solicit or entice away any of the clients or customers or active prospects of any member of the Company Group, either on the Employee's own account or for any other person, firm, corporation or organization, or (iv) employ any person who was or is at the time of solicitation, a director, officer or employee of any member of the Company Group or any person who is or may be likely to be in possession

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of any confidential information or trade secrets relating to the business of any member of the Company Group, or (b) at any time take any action or make any statement, the effect of which would be, directly or indirectly, to impair the good will of any member of the Company Group or the business reputation or good name of any member of the Company Group, or be otherwise detrimental to the Company, including any action or statement intended, directly or indirectly, to benefit a competitor of any member of the Company Group.

                  8.2 Notwithstanding the foregoing, the Employee shall not be deemed to be in breach of the covenant contained in paragraph (a) above by reason of (i) her activities from the date hereof until April 1, 1999 or behalf of AMM-Adelphi, provided, that, such activities do not represent more than ten percent (10%) of her business time and attention and, provided further, that AMM-Adelphi continues to engage in business activities which are substantially similar to, and consistent with, its activities and the date hereof or (ii) her activities on and after April 1, 1999 as an investor in, and director of, AMM-Adelphi, provided, that, such activities do not represent more than five percent (5%) of her business time and attention and, provided further, that AMM-Adelphi continues to engage in business activities which are substantially similar to, and consistent with, its activities on the date hereof.

                  8.3 In the event that an event of default shall have occurred under the Note by reason of the failure of the Company to pay any installment of principal of the Note or in the event that any undisputed Contingent Payments with respect to the Contingent Periods ending December 31, 1999 and thereafter are not made when due, the Employee shall then have the right to give further written notice to the Company to the effect that if the Note shall not have been paid in full or the overdue Contingent Payments are not paid in full within a period of one hundred eighty (180) days following receipt by the Company of such further notice, then the provisions of this Section 8 shall no longer bind the Employee, except that the Employee shall not solicit existing clients with respect to projects existing on the date of termination of the non-compete agreement.

                  8.4 The Employee and the Company agree that if, in any proceeding, the court or authority shall refuse to enforce the covenants herein set forth because such covenants cover too extensive a geographic area or too long a period of time, any such covenant shall be deemed appropriately amended and modified in keeping with the intention of the parties to the maximum extent permitted by law.

                  8.5 The Employee expressly acknowledges and agrees that the covenants and agreements set forth in this Section 8 are reasonable in all respects, and necessary in order to protect, maintain and preserve the value and goodwill of the Company Group, as well as the proprietary and other legitimate business interests of the members of the Company Group. The Employee acknowledges and agrees that the covenants and agreements of the Employee set forth in this Section 8 constitute a significant part of the consideration given by the Employee to the Company in exchange for the salary and benefits provided for in this Agreement, and are a material reason for such payment.


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                                                                               8

            9.    Intellectual Property.

                  9.1 Any and all intellectual property, inventions or software made, developed or created by the Employee (a) during the term of this Agreement and (b) within a period of one year after the termination of the Employee's employment with the Company or any other member of the Company Group, which reasonably relate to the business of the Company or any other member of the Company Group or which reasonably relate to any business conducted by the Company during the term of the Employee's employment by the Company (each, an "Invention"), whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular working hours of work or otherwise, shall be promptly and fully disclosed by the Employee to the President and/or the Board of Directors of the Company and shall be the Company's exclusive property as against the Employee, and the Employee shall promptly deliver to the President and/or the Board of Directors all papers, drawings, models, data and other material relating to any Invention made, developed or created by her as aforesaid. In addition, the Employee covenants and agrees to disclose to the Board of Directors any Invention developed or created by the Employee during the term of this Agreement, whether or not such Invention relates to the business being conducted by the Company or any other member of the Company Group at the time of development or creation of such Invention.

                  9.2 The Employee hereby expressly acknowledges and agrees that any Invention developed or created by the Employee during the term of this Agreement which reasonably relates to the business of the Company or any other member of the Company Group or which reasonably relates to the business conducted by the Company during the Employee's employment by the Company shall be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (17 U.S.C. ss. 101). Each such Invention as well as all copies of such Invention in whatever medium fixed or embodied, shall be owned exclusively by the Company as of the date of creation.

                  9.3 The Employee shall, upon the Company's request and without any payment therefor, execute any documents necessary or advisable in the opinion of the Company's counsel to direct issuance of patents or copyrights of the Company with respect to such Invention as are to be in the Company's exclusive property as against the Employee under this Section 9 or to vest in the Company title to such inventions as against the Employee, the expense of securing any such patent or copyright, to be borne by the Company. In addition, the Employee agrees not to file any patent, copyright or trademark applications related to such Invention.

            10. Equitable Relief. In the event of a breach or threatened breach by the Employee of any of the provisions of Sections 7, 8 or 9 of this Agreement, the Employee hereby consents and agrees that the Company shall be entitled to pre-judgment injunctive relief or similar equitable relief restraining the Employee from committing or continuing any such breach or threatened breach or granting specific performance of any act required to be performed by the Employee under any of such provisions, without the

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                                                                               9

necessity of showing any actual damage or that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the federal courts located in the Southern District of New York and the state courts located in such District for any proceedings under this Section 10. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies at law or in equity which it may have.

            11.   Successors and Assigns.

                  11.1 Assignment by the Company. The Company may assign this Agreement to any member of the Company Group or to any entity which acquires substantially all the assets and business of the Company, and the Employee hereby consents to such assignment.

                  11.2 Assignment by the Employee. The Employee may not assign this Agreement or any part hereof without the prior written consent of the Company.

            12. Governing Law. This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York, applicable to contracts to be performed entirely within such State.

            13. Entire Agreement. This Agreement is entered into pursuant to the Purchase Agreement. This Agreement contains all the understandings and representations between the parties hereto with respect to the Employee's employment and supersedes all undertakings and agreements, whether oral or in writing, if there be any, previously entered into by them with respect thereto; provided, however, that Section 8 shall not serve as a limitation of the terms of any other non-competition agreement between the Employee and any member of the Company Group.

            14. Modification and Amendment; Waiver. The provisions of this Agreement may be modified, amended or waived, but only upon the written consent of the party against whom enforcement of such modification, amendment or waiver is sought and then such modification, amendment or waiver shall be effective only to the extent set forth in such writing. No delay or failure on the part of any party hereto in exercising any right, power or remedy hereunder shall effect or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such right, power or remedy preclude any further exercise thereof or of any other right, power or remedy.

            15. Notices. All notices, requests or instructions hereunder shall be in writing and delivered personally, sent by telecopier or sent by registered or certified mail, postage prepaid, as follows:


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                                                                              10
            If to the Company:

                  CulturalAccessWorldwide, Inc.
                  2200 Clarendon Boulevard, 11th Floor
                  Arlington, Virginia  22201
                  Attention:  President
                  Telecopy:   (703) 528-6367
                  Telephone:  (703) 516-6437

            If to the Employee:

                  47 East 88th Street, Apt. 12D
                  New York, New York  10020
                  Telecopy No.:   (212) 876-4134
                  Telephone No.: (212) 722-2647

Either of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or telecopied, and two business days after the date of mailing, if mailed.

            16. Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

            17. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or the Employee's beneficiaries, including the Employee's estate, shall be subject to withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company, may, in its sole discretion, accept other

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                                                                              11

provision for payment of taxes as permitted by law, provided it is satisfied in its sole discretion that all requirements of law affecting its responsibilities to withhold such taxes have been satisfied.

            18. Expenses. Each of the parties hereto shall bear its own costs and expenses, including attorneys fees and disbursements, incurred in connection with this Agreement and the transactions contemplated hereby.

            19. Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

            20. Titles. Titles of the sections of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section.

            21. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                                      * * *

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            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                    CULTURALACCESSWORLDWIDE, INC.


                                    By      /s/John Fitzgerald
                                       ------------------------------
                                       Name:  John Fitzgerald
                                       Title:    President



                                            /s/Ann M. Holmes
                                       ------------------------------
                                             Ann M. Holmes